Exhibit 99.6
Confirmation of agreement to Option Deed amendments

Rosignol Pty Limited c/- 45a Wyalong Street WILLOUGHBY NSW 2068	24 September 2007 Matter 81181384
Attention: Peter Nightingale
Dear Sir
Amendments to Option Deed
This is to confirm our agreement as follows in relation to the Option Deed entered into on 3 May 2007.
1	Coeur has agreed with the other parties to the Merger Implementation Agreement that the ‘End Date’ under the Merger Implementation Agreement will be amended in certain circumstances (Revised End Date).
2	If the ‘End Date’ is amended as discussed in paragraph 1, the definitions in the Option Deed are amended as follows:

Exercise Period	the period commencing on the earlier of:
	(a)	the date which is one month before the Revised End Date; and

	(b)	the date on which it becomes likely that the Scheme will not become effective by the date one month before the Revised End Date

and ending on the Expiry Date.

Expiry Date	the earlier of:

	(a)	the Revised End Date; and

	(b)	the date of the implementation of the Scheme.
There will be no change to the definition of Exercise Period or Expiry Date if the End Date is not amended.
This letter does not otherwise amend or affect the validity or enforceability of the Option Deed.
Unless specified, defined terms in this letter have the meaning given to them in the Option Deed.

This letter may be signed in any number of counterparts and by the parties on separate counterparts.
Yours sincerely

Signed by
Coeur d’ Alene Mines Corporation
by

sign here:	/s/ Mitchell Krebs Officer
print name	Mitchell Krebs

Signed by
Rosignol Consultants Pty Limited
by

sign here:	/s/ Peter J. Nightingale Sole director and sole company secretary
print name	Peter J. Nightingale
Amendments to Option Deeds                    page 2